      As filed with the Securities and Exchange Commission on July 30, 1996
                                                       Registration No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                     AMERICAN SCIENCE AND ENGINEERING, INC.
             (Exact Name of Registrant as Specified in its Charter)

         MASSACHUSETTS                                          04-2440991
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                             829 Middlesex Turnpike
                         Billerica, Massachusetts 01821
                                 (508) 262-8700
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                            -------------------------
                            Jeffrey A. Bernfeld, Esq.
                     American Science and Engineering, Inc.
                             829 Middlesex Turnpike
                         Billerica, Massachusetts 01821
                                 (508) 262-8700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -------------------------
                                    Copy to:
                            Steven R. London, Esquire
                         Brown, Rudnick, Freed & Gesmer
                One Financial Center, Boston, Massachusetts 02111
                                 (617) 856-8200


        Approximate date of commencement of proposed sale to the public: At any time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
================================================================================

                TITLE OF EACH CLASS OF                 AMOUNT           PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
             SECURITIES TO BE REGISTERED               TO BE             OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
                                                     REGISTERED           PER SHARE(1)           PRICE(1)              FEE
- ------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.66 2/3 par value per share.....     267,183 shares         $11.69             $3,123,369          $1,077.02
==============================================================================================================================

        (1) Estimated solely for the purpose of determining the registration fee, pursuant to Rule 457(c), and based upon the average of the reported high and low prices of the Registrant's Common Stock on the American Stock Exchange on July 25, 1996.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Total number of pages       .                    Exhibit Index at Page         .

                                   PROSPECTUS

                     AMERICAN SCIENCE AND ENGINEERING, INC.

                            -------------------------

                         267,183 Shares of Common Stock
                         (Par Value $0.66 2/3 Per Share)

        All of the shares of Common Stock offered hereby will be sold by certain stockholders of the Company. See "SELLING STOCKHOLDERS." The Company will not receive any proceeds from the sale of the shares offered hereby.

        The Common Stock of the Company is traded on the American Stock Exchange under the symbol "ASE." On July 25, 1996, the average of the reported high and low prices of the Common Stock on the American Stock Exchange was $11.69 per share.

        The Common Stock to which this Prospectus relates may be offered through any of several methods, including ordinary brokerage transactions or block transactions on the American Stock Exchange at market prices, or in privately negotiated transactions at prices agreed upon by the parties. See "PLAN OF DISTRIBUTION."

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR A DISCUSSION OF MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF THE COMMON STOCK OFFERED HEREBY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is July   , 1996.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C. a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto to which reference is hereby made. The statements in this Prospectus as to the contents of such Registration Statement are qualified in their entirety by such reference. The Registration Statement, together with its exhibits, may be inspected at the Public Reference Section of the Commission in Washington, D.C. at the address noted below, and copies of all or any part thereof may be obtained from the Commission upon payment of the prescribed fees.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement and all such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, 13th Floor, New York, New York 10048-1102, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the American Stock Exchange, and such reports, proxy statements and certain other information concerning the Company may be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

        The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this Prospectus, other than exhibits to any such document unless such exhibits are specifically incorporated by reference. Requests for such documents should be directed to American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, Massachusetts 01821, Attn:
Jeffrey A. Bernfeld, Esquire, Vice President, General Counsel (telephone number
(508) 262-8700).

        No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein is correct as of any time subsequent to its date.

                               PROSPECTUS SUMMARY

This summary is qualified in its entirety by the detailed information appearing elsewhere or incorporated by reference in this Prospectus.

                                   THE COMPANY

        American Science and Engineering, Inc., a Massachusetts corporation formed in 1958 (together with its subsidiary, the "Company"), develops, produces and markets, and provides research and engineering services with respect to, x-ray inspection systems utilizing proprietary x-ray technology. The Company applies its backscatter and transmission x-ray detection and imaging technology to governmental and commercial applications, particularly detection of illegal drugs and other contraband, aviation security, executive security, mail and parcel screening, protection of high risk government offices, special event security and other security inspection applications. The Company, which competes at the high end of the market, has traditionally offered its systems at a price higher than that of competing systems that the Company believes are less capable than its systems. The Company has recently brought to market new products and focused on selling products that the Company believes have features that create product differentiation and potential competitive advantage. In addition, the Company's CargoSearch(TM) products are priced lower than its competitors' comparable products.

        The Company is winding down its electronic control systems business, serving only existing customers at this time. Such business is no longer material to the Company's operations or financial results.

        The Company's principal offices are located at 829 Middlesex Turnpike, Billerica, Massachusetts 01821, and its telephone number is (508) 262-8700.

        An investment in the shares of Common Stock offered hereby involves a high degree of risk. See "RISK FACTORS."

                                  THE OFFERING

        Shares offered by
          Selling Stockholders..................       267,183 shares
        Shares outstanding as of
          July 5, 1996..........................       4,510,847
        AMEX Symbol.............................       ASE
        Proceeds................................       The Company will not
                                                       receive any proceeds of
                                                       this offering.

                                  RISK FACTORS

         An investment in the shares of Common Stock offered hereby involves a high degree of risk. Prospective investors in the Common Stock should consider carefully the following risk factors, as well as other information set forth or incorporated in this Prospectus, in connection with an investment in the Common Stock offered hereby.

LIMITED RECENT HISTORY OF PROFITABILITY

         Prior to fiscal 1996, during which the Company had net income of $802,000, the Company had net losses in five of its prior six fiscal years. The Company sustained net losses of approximately $967,000 and $3,335,000 for the fiscal years ended March 31, 1995 and April 1, 1994, respectively. There can be no assurance that the Company will not sustain net losses in the future.

CUSTOMER CONCENTRATION

         The Company's business is heavily dependent upon sales to agencies of the United States government.

         During fiscal 1996, more than half of x-ray products sales were under direct contracts and subcontracts with U.S. federal agencies. The Company's largest customer, the U.S. Customs Service, which is an agency of the United States government, accounted for approximately 16% of the Company's net revenues for fiscal 1996. Termination of this relationship would have a material adverse effect on the Company. Generally, the government may terminate its contracts with the Company for convenience, upon certain terms and conditions, including payment to the Company of costs incurred and an appropriate fee or profit on work performed. Termination of government contracts with a significant dollar value would have a material adverse effect on the Company. Significant reductions or delays in procurements of the Company's systems by the United States government would also have a material adverse effect on the Company.

DEPENDENCE ON FOREIGN SALES

         Foreign sales, including sales to foreign governments, accounted for approximately 18%, 29%, 28%, 44% and 37% of the Company's net revenues for the fiscal years ended March 29, 1996, March 31, 1995, April 1, 1994, March 31, 1993 and March 31, 1992, respectively. The Company anticipates that foreign sales will continue to account for a significant percentage of the Company's net revenues for the foreseeable future. As a result, a significant portion of the Company's revenues are subject to risks associated with foreign sales. These risks include United States and foreign regulatory requirements, currency fluctuations, policy changes, political and economic instability and difficulties in managing foreign distributors and representatives. Although the Company's foreign sales are denominated in United States dollars, changes in the value of the United States dollar in relation to foreign currencies may adversely affect the Company's sales to foreign customers.

LIMITED SOURCES OF MATERIALS AND SERVICES

The Company currently procures certain critical components for its products from single or limited sources. For example, the Company currently procures certain of its X-ray tubes and related control devices from two sources; each such source is the Company's sole supplier of particular tubes. Both of these sources are located outside the United States. The Company has multiple sources, including sources located in the United States, of other types of x-ray tubes. In addition, the Company relies on single suppliers for the assembly of proprietary circuit boards and all of the Company's scintillating material. While long term supply contracts exist with a few single-source vendors, the Company generally purchases these materials on a purchase order basis, and the Company does not carry significant inventories of these materials. The inability of the Company to obtain these materials in reliable, high-quality quantities would result in significant delays or reductions in product shipments. The Company from time to time experiences delays in receiving components from vendors, and no assurance can be given that similar problems will not recur. If the Company were to change certain of its vendors, a qualification process would be required for the potential new suppliers, creating potential delays or reductions in product shipments. Further, single source vendors could impose significant price increases. The Company's reliance on single or limited sources involves several additional risks, including reduced control over the timely delivery, reliability, and quality of critical components. Any inability of the Company to obtain timely deliveries of materials of acceptable quality, or a significant increase in the prices of materials, could materially and adversely affect the Company's operating results.

EXPOSURE TO VOLATILE FEDERAL FUNDING PRIORITIES

The Company does a significant amount of business with agencies of the United States government. See "RISK FACTORS-Customer Concentration." There can be no assurance that the Company's existing relationships with Federal agencies will continue, nor that the agencies themselves will continue to exist in their present form. Further, national priorities are subject to change and often do change, especially in response to the four-year Presidential election cycle. Such changes could include a shift in the current priorities that have led to demand for the Company's products. Additionally, the Company is exposed to the Federal budget approval and appropriation cycle, which may be subject to significant and unpredictable delays. All of these factors may materially and adversely affect the Company's operating results.

COMPETITOR LITIGATION AND INTELLECTUAL PROPERTY CLAIMS

The X-ray security industry is characterized by vigorous competition, in part through the pursuit and enforcement of intellectual property rights. Initiating or defending against the enforcement of such rights may result in significant, protracted, and costly litigation. At present, the Company is pursuing an aggressive and complex intellectual property case against its former President and founder. Also, a competitor recently filed a request for a declaratory judgment that its product does not infringe upon certain of the Company's patents. The Company expects intellectual property disputes to be an ordinary part of its business for the foreseeable future. The Company may initiate claims or litigation against third parties for infringement of the Company's intellectual property rights, or to establish the validity of the Company's property rights. There can be no assurance that the Company will prevail in any such action. Litigation by or against the Company could result in significant expense to the Company and divert the efforts of technical and management personnel, whether or not such litigation results in a favorable outcome for the Company. In the event of an adverse result in any such litigation, the Company could be required to pay substantial damages, cease the manufacture, use and sale of infringing products, expend significant resources to develop non-infringing technology, discontinue the use of certain processes, or obtain licenses for the infringing technology. However, there can be no assurance that licenses will be offered or that the terms of any offered license will be acceptable to the Company; that the Company will be successful in developing non-infringing technology; or that the cost or time required to develop such technology will be reasonable. The inability to obtain a license from a third party for technology used by the Company could cause the Company to incur substantial liabilities and to suspend the manufacture of infringing products. In the event that a third party makes a successful claim of intellectual property infringement against the Company or its customers, and a license is not made available to the Company on commercially reasonable terms, or if the Company is unable to protect its intellectual property rights against infringement by a third party, the Company's business, financial condition, and operating results may be adversely affected.

PRODUCT PERFORMANCE LIABILITY

The Company's products are often used to detect the presence of bombs, weapons, or other threats to personal safety in buildings, mail and delivery parcels, aircraft luggage and air cargo, border crossings, public gatherings, and other high-security venues. Operator error, misuse of the Company's equipment or a malfunction of that equipment may lead to personal injury, loss of life, and extensive property damage and resulting claims against the Company. The Company is not aware that any such claims have been filed or are planned. The Company maintains product liability, umbrella liability, and special aircraft products liability insurance to provide a measure of protection against claims alleging product malfunction or inadequate design. However, should any such claim be made, there is no assurance that the Company's insurance protection is adequate to protect against any and all future potential product liability claims. Moreover, there can be no assurance that adequate product liability insurance coverage will continue to be available at a reasonable cost. To the degree liability claims exceed the current or available insurance coverages, there could be a material adverse effect on the Company's business, financial condition, and operating results. Additionally, regardless of the adequacy of the Company's product liability insurance protection, any significant claim may have a severely negative effect on the Company's industry and market reputation, leading to a substantial decrease in demand for the Company's products. Such an occurrence would have a material and adverse effect on the Company's revenues and operating results.

RESEARCH AND DEVELOPMENT FUNDING

The Company competes in part based on the value of its advanced technology. It is the Company's intention to remain on the leading edge of technology in its fields of interest through research and development. There can be no assurance that the Company will be able to continue to innovate, to bring its innovations to market on a timely or cost effective basis, or that its innovations will not be surpassed by other competitors or new technologies. Furthermore, the Company must either generate its own research and development funding or obtain funds from outside sources, primarily the U.S. Government. The Company competes with many other companies and research institutions for government funding. Additionally, government funding priorities are subject to frequent changes. See "RISK FACTORS-Exposure to Volatile Federal Funding Priorities." There can be no assurance that the Company will be able to generate the funds necessary to support its research and development activities from operations or other potential private sources, or that such funds will be available from the government. The inability of the Company to fund its research and development activities, or the failure of such activities to generate successful technology accepted in the marketplace, may have a material adverse effect on the Company's business and operations.

GLOBAL POLITICAL AND ECONOMIC TRENDS

The Company's products are used primarily to detect drugs, explosives and other contraband. The willingness of customers to pay for solutions to these problems is subject in part to worldwide political and economic developments. Terrorist incidents and other widely publicized events, the election or replacement of influential politicians, the perceived seriousness of the problems addressed by the Company's products, media coverage of these issues, budgetary and tax concerns, exchange rates, diplomatic relations and the like may materially affect the demand for the Company's products.

RAPID GROWTH

The Company has been experiencing rapid growth, with sales increasing over 37% from fiscal year 1995 to fiscal year 1996. If achieved, continuing growth at that rate may strain the Company's resources and limit the Company's ability to address market opportunities. Continued growth may require significant additional hiring, with concomitant time and attention paid to recruiting, training, motivating and managing significant numbers of new employees. Continued growth may also require expansion of the Company's physical plant and capital equipment base, require the expansion of the Company's communications and financial control systems, and other overhead support, and require additional capital in order to fund such growth and the addition of such resources and systems. There can be no assurance that such additional human, financial and material resources will be available to the Company on reasonable terms or that such resources can be integrated into the Company's operations quickly and economically enough to allow the Company to continue to respond profitably to expanding opportunities.

HIGHLY COMPETITIVE INDUSTRY; COMPETITION FROM NEW TECHNOLOGIES

         The markets for the Company's products are highly competitive and subject to rapid technological change. Many of the Company's current and potential competitors have substantially greater resources than the Company. The Company's success will depend upon its ability to enhance its existing products and to develop new products to meet customer requirements. Competitors may develop superior products or products of similar quality at the same or lower prices. Other technological innovations may impair the Company's ability to market its products. There can be no assurance that the Company will be able to compete successfully.

IMMEDIATE DILUTION

         Purchasers of the shares of Common Stock offered hereby will experience immediate dilution, in the amount of $10.03, in the net tangible book value per share of Common Stock from the assumed selling price of the Common Stock ($11.69, based on the average of the reported high and low price of the Common Stock on the American Stock Exchange on July 25, 1996). Purchasers of Common Stock will experience additional dilution upon the exercise of outstanding stock options. See "RISK FACTORS-Shares Eligible for Future Sale." Furthermore, purchasers of the Common Stock may experience additional dilution if the Company raises additional capital through the issuance of Common Stock or other equity securities of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

         As of July 5, 1996, the Company had 4,510,847 shares of Common Stock outstanding, of which 4,309,890 shares are freely tradeable without restriction under the Securities Act by persons other than "affiliates" of the Company. The remaining 200,957 shares of Common Stock held by current stockholders of the Company are eligible for sale, subject to the restrictions of Rule 144 under the Securities Act. The Company has reserved for issuance an aggregate of 1,234,000 shares of Common Stock pursuant to the Company's existing stock option plans. As of July 1, 1996, there were outstanding options to purchase an aggregate of 591,963 shares of Common Stock. The exercise prices per share of these options range from $2.88 to $10.25, with a weighted average exercise price of $5.80. Of the 591,963 shares issuable upon exercise of options, 260,213 shares will be freely tradeable under the Securities Act, and the remaining 331,750 shares issuable upon exercise of options will be subject to the restrictions of Rule
144. The Company has reserved for issuance 94,167 shares of Common Stock pursuant to warrants to purchase Common Stock issued in connection with certain equity and debt financing transactions. The exercise prices of the warrants range from $5.875 to $6.25 per share. Upon exercise of the warrants, all 94,167 shares will be freely tradeable under the Securities Act. The average daily trading volume of the Company's Common Stock for the period from January 1, 1996 through June 30, 1996 was 8,230 shares. The average of the reported high and low price of the Common Stock on the American Stock Exchange on July 25, 1996 was $11.69. Sales of substantial amounts of Common Stock in the public market following the offering contemplated hereby could adversely affect the market price of the Common Stock.

                                 USE OF PROCEEDS

         The proceeds from the sale of the shares of Common Stock offered hereby will be the property of the Selling Stockholders and will be utilized by them as they see fit. No part of the proceeds will be received by the Company.

                              SELLING STOCKHOLDERS

        The persons whose names are set forth below are the selling stockholders (collectively, the "Selling Stockholders") whose shares of Common Stock are being offered hereby. Certain of the Selling Stockholders are officers and/or directors of the Company.

        Certain of the Selling Stockholders loaned the Company an aggregate of $650,000 pursuant to a certain Loan and Security Agreement dated as of April 13, 1995 (the "Loan Agreement"). As partial consideration for the making of such loan, the Company issued such Selling Stockholders an aggregate of 6,500 shares of Common Stock (the "Shares") and warrants to purchase an aggregate of 65,000 shares of Common Stock (the "Warrants"), all pursuant to the Loan Agreement. The Company is obligated under the Loan Agreement to register the Shares and the Common Stock underlying the Warrants under the Securities Act of 1933 for resale by the Selling Stockholders.

        The Company believes that the Loan Agreement was negotiated at arms-length, and that the terms and the conditions of the Loan Agreement are no less favorable to the Company than those which the Company could have obtained in a transaction with independent third parties.

        The following table sets forth the name of each of the Selling Stockholders and (i) to the Company's knowledge, the number of shares of Common Stock that each Selling Stockholder beneficially owned as of July 1, 1996, including options and warrants exercisable within 60 days; (ii) the maximum number of shares of Common Stock which may be offered for the account of each of the Selling Stockholders under this Prospectus; and (iii) the number of shares of Common Stock to be owned by each of the Selling Stockholders after completion of the offering, assuming the sale of all the Common Stock being offered hereunder.

=================================================================================================
                                 Shares Beneficially        Maximum              Number of Shares
                                 Owned                      Number of Shares     of Common Stock
Selling Stockholder's            as of                      Which May be         Owned After the
Name & Relationship              July 1, 1996               Offered Hereunder    Offering(1)
=================================================================================================
Ralph S. Sheridan,
President and a Director of
the Company                      296,500(3)(8)              196,500(2)(3)            -0-

Donald J. McCarren,
Director of the Company           36,581(3)(8)                9,281(3)(4)            -0-

Hamilton W. Helmer,
Director of the Company           28,781(8)                   3,781(5)               -0-

Herman Feshbach,
Chairman of the Board             14,040(8)                   5,070(5)               -0-

Alfred M. Gladen,
Director of the Company           35,055(3)                  35,055(3)(6)            -0-

Ernest J. Moniz,
Director of the Company
until September 1995               2,926                      1,726(5)               -0-

Marie Spaulding,
Director of the Company
until September 1995               3,110                      1,726(5)               -0-

Lee C. Steele,
Chief Financial Officer
of the Company                    33,250(3)(8)                8,250(3)               -0-

Peter W. Harris, V.P.,
Sales and Marketing of
the Company                       22,750(3)(8)               2,750(3)                -0-

Samuel International
Investors, L.D.C.                  3,044(9)                  3,044(7)                -0-
=================================================================================================

(1) Assumes the sale of all shares of Common Stock registered hereunder, although, to the Company's knowledge, none of the Selling Stockholders has made any arrangements to sell any shares of Common Stock at this time.

(2) Includes 174,500 shares of Common Stock issued to Mr. Sheridan as compensation for services rendered, of which 160,000 shares were issued pursuant to Mr. Sheridan's Employment Agreement with the Company and of which 14,500 shares were issued as bonus compensation.

(3)      Includes 20,000, 5,000, 7,500, 2,500 and 30,000 shares of Common Stock issuable pursuant to the Warrants to Mr. Sheridan, Mr. McCarren, Mr. Steele, Mr. Harris, and Mr. Gladen, respectively.

(4) Includes 3781 shares issued to Mr. McCarren as compensation for serving as a Director of the Company.

(5) Represents shares issued as compensation for serving as a Director of the Company.

(6) Includes 2055 shares issued to Mr. Gladen as compensation on serving as a Director of the Company.

(7) Represents shares issued to such selling stockholder as a result of an adjustment to the per share purchase price of Common Stock previously acquired from the Company by such selling stockholder pursuant to a certain Offshore Subscription Agreement between the Company and such selling stockholder.

(8) Includes options to purchase the following number of shares of Common Stock for each individual: Mr. Sheridan - 80,000; Mr. McCarren - 26,000; Mr. Helmer - 25,000; Dr. Feshbach - 5,000; Mr. Steele - 25,000;
         and Mr. Harris - 20,000.

(9) The Company has been unable to determine the precise holdings of Samuel International Investors, L.D.C. The number of shares indicated represents the Company's best estimate.

        The Company will pay the expenses of registering the shares of Common Stock being sold hereunder, which are estimated to be $13,377.02.

                              PLAN OF DISTRIBUTION

        The Selling Stockholders may from time to time sell any or all of the shares of Common Stock offered hereby. The price and manner of sale are in the sole discretion of the Selling Stockholders. The shares of Common Stock offered hereby may be offered through any of several methods, such as ordinary brokerage transactions or block transactions on the American Stock Exchange at market prices, or in privately negotiated transactions at prices agreed upon by the parties. Neither the Company nor, to the Company's knowledge, the Selling Stockholders has any agreement, arrangement, or understanding with any broker or dealer entered into prior to the effective date of the Registration Statement of which this Prospectus is a part with respect to the sale of the Common Stock offered hereby.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 67 of Chapter 156B of the Massachusetts General Laws permits the indemnification of directors and officers to the extent authorized by the Articles of Organization or By-Laws of a corporation or by a vote of the stockholders. Except as otherwise provided by the Articles of Organization or By-Laws, indemnification of persons who are not directors of a corporation may be provided to the extent authorized by the directors. No indemnification may be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

        Article VI of the Company's By-Laws provides in substance that the Company shall indemnify any person who was or is a party or was threatened to be made a party to any threatened, pending or completed action or suit, by reason of the fact that he is or was serving as a director or officer of the Company or is or was serving at the request of the Company as a director, trustee or officer of another corporation or entity, against expenses actually incurred by such person in connection with any civil action, suit or proceeding to which such person may be made a party, or by which such person shall be threatened, by reason of any alleged act or failure to act in his present or former capacity as a director or officer of the Company or as a director, trustee or officer of such affiliated corporation or entity, provided, however, that no person has the right to indemnification in relation to any matter as to which such person shall have been finally adjudged in any legal proceeding not to have acted in good faith and the reasonable belief that his action was in the best interest of the Company. In the event of any settlement of any action, suit or proceeding, the right to indemnification is limited to matters as to which the Company is advised by counsel that such settlement is reasonable and that such person has acted in good faith and the reasonable belief that his action was in the best interest of the Company. The right of indemnification contained in the Company's By-Laws is non-exclusive and is in addition to any other rights such person may have.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Company's By-Laws, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1996;

        (b) The Company's Definitive Proxy Statement for its 1995 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on August 11, 1995;

        (c) The description of Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-06549) filed under the Exchange Act.

        In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses Of Issuance And Distribution

        The following sets forth the expenses expected to be incurred by the Company in connection with the distribution of Common Stock offered hereby.

        Securities and Exchange Commission Fee ...............   $ 1,077.02
        Legal Services .......................................   $10,000.00*
        Accounting Services...................................   $ 1,000.00*
        Reproduction Expenses ................................   $   300.00*
        Miscellaneous ........................................   $ 1,000.00*
                                                                 ----------
                        Total ................................   $13,377.02


* Estimated.

        The Selling Stockholders are not paying any of the foregoing expenses.

Item 15.  Indemnification of Directors and Officers

        Reference is made to the information contained in the Prospectus under the heading "INDEMNIFICATION OF DIRECTORS AND OFFICERS", which information is incorporated herein by reference.

Item 16.  Exhibits


Exhibit No.     Description of Exhibit
- -----------     ----------------------
4.1             Restated Articles of Organization of the Company, as amended by
                Articles of Amendment dated October 29, 1976, Articles of
                Amendment dated May 17, 1976, and Articles of Amendment dated
                March 28, 1973.


4.2 By-Laws of the Company, as amended (filed as Exhibit 2(a)(iii) to the Form S-7 and incorporated herein by reference).

4.3 Specimen Certificate of Common Stock (filed as Exhibit 2(a)(i) to the Form S-7, and incorporated herein by reference).

4.6 Common Stock Purchase Warrant, dated July 18, 1995, issued in the name of Grayson & Associates (filed as Exhibit 4.6 to the Company's Registration Statement on Form S-3) (Registration No.
                33-61903) (the "Form S-3"), and incorporated herein by reference).

4.7 Subscription Agreement, dated July 8, 1995, between the Company and Samuel International Investors, L.D.C. (filed as Exhibit 4.7 to the Form S-3, and incorporated herein by reference).

4.8 Common Stock Purchase Warrant, in the form issued to certain of the Company's lenders, with schedule of lenders, exercise prices and share amounts attached (filed as Exhibit 4.8 to the Company's Form S-3, and incorporated herein by reference).

5               Opinion of Brown, Rudnick, Freed & Gesmer

23.1 Consent of Brown, Rudnick, Freed & Gesmer (contained in its opinion filed as Exhibit 5).

23.2            Consent of Arthur Andersen LLP.

24              Power of Attorney (included on signature page of Registration
                Statement).


Item 17.  Undertakings

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
                of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to
                the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's By-Laws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Billerica, Commonwealth of Massachusetts on July 26, 1996.

                                    AMERICAN SCIENCE AND ENGINEERING, INC.
                                    (Registrant)

                                    By: /s/ Ralph S. Sheridan
                                        ----------------------------
                                        Ralph S. Sheridan, President

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph S. Sheridan, Lee C. Steele, and Jeffrey A. Bernfeld, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including post-effective amendments, to the Form S-3 Registration Statement to which this instrument is attached and to file such amendments, including post-effective amendments, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                             Capacity                     Date
- ----                             --------                     ----
/s/ Ralph S. Sheridan            President and Director       July 26, 1996
- ------------------------         (Principal Executive
Ralph S. Sheridan                 Officer)

/s/ Lee C. Steele                Vice President and
- ------------------------         Treasurer (Principal         July 26, 1996
Lee C. Steele                    Financial Officer)


/s/ Herman Feshbach              Director                     July 26, 1996
- ------------------------
Herman Feshbach

/s/ Alfred M. Gladen             Director                     July 26, 1996
- ------------------------
Alfred M. Gladen

/s/ Hamilton W. Helmer           Director                     July 26, 1996
- ------------------------
Hamilton W. Helmer

/s/ Donald J. McCarren           Director                     July 26, 1996
- ------------------------
Donald J. McCarren

                                  EXHIBIT INDEX


Exhibit       Description of Exhibit                                                 Page
- -------       ----------------------                                                 ----
4.1           Restated Articles of Organization of the Company, as amended by
              Articles of Amendment dated October 29, 1976, Articles of
              Amendment dated May 17, 1976, and Articles of Amendment dated
              March 28, 1973.

4.2           By-Laws of the Company, as amended (filed as Exhibit 2(a)(iii) to
              the Form S-7 and incorporated herein by reference).                      *

4.3           Specimen Certificate of Common Stock (filed as Exhibit 2(a)(i) to
              the Form S-7, and incorporated herein by reference).                     *

4.6           Common Stock Purchase Warrant, dated July 18, 1995, issued in the
              name of Grayson & Associates.                                            *

4.7           Subscription Agreement, dated July 8, 1995, between the Company
              and Samuel International Investors, L.D.C.                               *

4.8           Common Stock Purchase Warrant, in the Form issued to certain of the Company's lenders, with schedule of lenders, exercise prices
              and share amounts attached.                                              *

5             Opinion of Brown, Rudnick, Freed & Gesmer

23.1 Consent of Brown, Rudnick, Freed & Gesmer (contained in its opinion filed as Exhibit 5)

23.2          Consent of Arthur Andersen LLP.

24 Power of Attorney (appearing above the signatures of officers and directors).

- -------------------------------
* Incorporated by reference and not filed herewith.